UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 27, 2009

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

387 South 520 West, Suite 110, Lindon, Utah	84042
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 553-6600

Item 2.01                                Completion of Acquisition or Disposition of Assets
Item 8.01                                Other Items.

Final Closing of G-Soft Exchange Agreement

Fonix Corporation (the “Company”) has closed a previously announced transaction whereby its subsidiary Fonix GS Acquisition Corporation, Inc. (“FGSA”) acquired 80% of the issued and outstanding shares of G-Soft Limited, a Hong Kong corporation (“G-Soft”), which is the ultimate parent of Shanghai Gaozhi Software Systems Limited ("GaozhiSoft"), a Chinese software developer and solutions provider in 2G (second-generation) and 3G (third-generation) mobile networks in China and throughout the Asian Pacific region.

In a Current Report filed with the SEC on August 12, 2008, the Company announced that it had formed FGSA for the purpose of acquiring the GaozhiSoft shares.

On June 27, 2008, the Company and FGSA entered into an exchange agreement (the “Exchange Agreement”), with Southridge LLC, a Connecticut limited liability company (“Southridge”), G-Soft and the shareholders of G-Soft (the “Sellers”).  G-Soft, through its wholly owned subsidiary, owns 100% of the outstanding equity of GaozhiSoft. Pursuant to the Exchange Agreement, FGSA agreed to purchase 80% of the issued and outstanding shares of G-Soft from the Sellers, and Southridge agreed to purchase the remaining 20% of the issued and outstanding G-Soft shares, thereby making FGSA and Southridge the ultimate shareholders of GaozhiSoft.

The Exchange Agreement was amended by that certain First Amendment to the Exchange Agreement, dated as of December 12, 2008 (the “First Amendment”), modifying the consideration for the purchase of the G-Soft shares and certain other closing conditions, as set forth therein.  Pursuant to the Exchange Agreement, as amended, in exchange for 20% of the outstanding shares of G-Soft, Southridge agreed to transfer shares of the Company’s Series L Convertible Preferred Stock (the “Series L Preferred Stock”) in the amounts set forth in the First Amendment.  In return for the purchase of 80% of the outstanding shares of G-Soft, the Company agreed to issue an aggregate of one hundred and twenty shares (120) of a new series of preferred stock (the “Series P Preferred Stock”) to the Sellers.  Additionally, subject to the terms of the First Amendment, the Sellers are entitled to annual earn-out payments equal to fifty percent (50%) of the prior year’s net income of GaozhiSoft, to be paid in the form of Series P Preferred Stock (the “Earn-Out Payments”).  The aggregate of the Earn-Out Payments is limited to three hundred and eighty (380) shares of Series P Preferred.  The First Amendment also amended and restated section 6.1 of the Exchange Agreement, relating to additional closing conditions, and section 8.2 of the original agreement relating to indemnification.

The Sellers and Fonix entered into an Escrow Agreement (the “Escrow Agreement”) with Adam L. Goldberg, whereby Mr. Goldberg agreed to act as escrow agent and hold the Series P Preferred Stock issued or issuable to the Sellers to purchase their interests in G-Soft.  The Escrow Agreement outlined Mr. Goldberg’s duties and obligations as Escrow Agent.

The First Amendment and the Escrow Agreement were described in more detail in, and attached as exhibits to, the Current Report on Form 8K, filed with the SEC on December 19, 2008.

Additionally, FGSA and the Sellers entered into a side letter agreement, dated February 18, 2009 (the “Side Letter”), attached hereto as an exhibit, modifying certain closing conditions of the Exchange Agreement, as amended by the First Amendment.  The Side Letter establishes certain conditions regarding: (1) management and directorships of GaozhiSoft; (2) filing of certain administrative government documents in China; and (3) operations of GaozhiSoft.

The final closing conditions have been met, and the share exchange transaction closed as of March 27, 2009.

The foregoing summaries of the terms and conditions of the Exchange Agreement, First Amendment, Escrow Agreement and Side Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Exchange Agreement, First Amendment, Escrow Agreement and Side Letter.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements

The financial statements required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)	Exhibits

Side Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: March 27, 2009

	By:	_/s/ Roger D. Dudley_________
Roger D. Dudley
President and Chief Executive Officer (Principal Executive Officer)